Exhibit 99.2

Sizeler Property Investors, Inc.

News Release

For additional information contact:

Thomas A. Masilla, Jr., President

504/471-6200

Sizeler Property Investors, Inc. Declares Common and Preferred Stock Quarterly Distributions

NEW ORLEANS, February 4, 2005 -- Sizeler Property Investors, Inc. , an equity real estate investment trust (REIT), which invests in retail and apartment properties in the southern United States, announced today that its Board of Directors had declared a $0.10 per share quarterly distribution on its common stock, payable on March 4, 2005 to shareholders of record on February 25, 2005.

Concurrently, the Board declared a $0.609375 per share distribution on its 9.75% Series B Cumulative Redeemable Preferred Stock, payable on May 16, 2005, to shareholders of record on May 6, 2005.

Sizeler Property Investors, Inc. currently owns thirty-one properties, consisting of three enclosed regional malls, thirteen retail shopping centers and fifteen apartment communities. Sixteen of the Company’s properties are located in Louisiana, eleven in Florida and four in Alabama.

SOURCE Sizeler Property Investors, Inc.

Thomas A. Masilla, Jr., President of Sizeler Property Investors, Inc.,

504-471-6200